Exhibit 99.1
Performant Financial Corporation Announces Financial Results for Third Quarter 2023
Plantation, FL., November 7, 2023 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), primarily operating as Performant Healthcare Solutions, a leading provider of technology-enabled audit, recovery, and related analytics services in the United States with a focus in the healthcare payment integrity industry, today reported the following financial results for its third quarter ended September 30, 2023:

Third Quarter Financial Highlights

•Healthcare revenues of $28.5 million, compared to $23.5 million in the prior year period, an increase of approximately 21%.
•Total revenues of $30.0 million, compared to total revenues of $27.2 million in the prior year period.
•Net loss of approximately $0.6 million, or $(0.01) per diluted share, compared to net loss of $1.5 million, or $(0.02) per diluted share, in the prior year period.
•Adjusted net income was $0.4 million, or $0.01 per diluted share, compared to adjusted net loss of $1.7 million, or $(0.02) per diluted share, in the prior year period.
•Adjusted EBITDA of $1.8 million, compared to $(0.3) million in the prior year period.

Third Quarter 2023 Results
Healthcare revenues in the third quarter of 2023 were $28.5 million, an increase of approximately 21% from $23.5 million in the prior year period. Total revenues in the third quarter were $30.0 million, an increase from total revenues of $27.2 million in the prior year period. Within healthcare, claims-based services revenue in the third quarter of 2023 was $10.3 million, while revenue from eligibility-based services in the third quarter was $18.2 million.
“Our healthcare revenue enjoyed strong double-digit growth in the quarter led by commercial client growth," stated Simeon Kohl, CEO of Performant. "Continuing our first half trend, we implemented 12 additional commercial programs in Q3. This brings our 2023 total to 34 implementations. We anticipate these 34 programs will deliver $16 million in annualized revenues at steady state. On the government side of the business, we were excited to announce the New York State Medicaid RAC win in early October. We continue to feel confident in our growth strategy as we have implemented commercial programs at a more disciplined pace and solidified our government footprint with multiple headline wins over the past few years." Kohl further remarked.
Revenues from our customer care / outsourced services in the third quarter were $1.5 million, down from $3.6 million in the prior year period.
Net loss for the third quarter was $0.6 million, or $(0.01) per diluted share, compared to a net loss of $1.5 million, or $(0.02) per diluted share, in the prior year period. Adjusted net income for the third quarter was $0.4 million, or $0.01 per share on a diluted basis, compared to adjusted net loss of $1.7 million, or $(0.02) per diluted share, in the prior year period. Adjusted EBITDA for the third quarter was $1.8 million as compared to $(0.3) million in the prior year period.
“We remain excited about our growth prospects as we have continued to build upon our record year of commercial implementations in the third quarter alongside further traction with major government wins," stated Rohit Ramchandani, CFO of Performant. "With regard to the near term, we maintain visibility into our annual healthcare market guidance of $105 million to $110 million in revenues. We also maintain annual guidance for the customer care market revenues of $6.75 million to $8 million, thus bringing our total Company revenue guidance to $111.75 million to $118 million. We are seeing gains from our focus on quicker scaling and efficiencies within our business and are excited about our opportunity to expand EBITDA margins as we execute. We are also excited about our new credit agreement which we believe provides us increased flexibility to further grow our business."

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income (loss) in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income (loss) provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income (loss) has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
Earnings Conference Call
The Company will hold a conference call to discuss its third quarter 2023 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-704-4453 (domestic) or 201-389-0920 (international). A webcast link will be also be available on the investor relations portion of our website.
A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13741089. The telephonic replay will be available approximately three hours after the call, through November 14, 2023.
About Performant Healthcare Solutions
Performant provides technology-enabled audit, recovery, and analytics services in the United States to the healthcare industry. Performant works with healthcare payers through claims auditing and eligibility-based (also known as coordination-of-benefits, or COB) services to identify improper payments. The Company engages clients in both government and commercial markets. The Company also has a call center which serves clients with complex consumer engagement needs. Clients of the Company typically operate in complex and highly regulated environments and contract for their payment integrity needs in order to reduce losses on improper healthcare payments.

To learn more, please visit http://www.performanthealth.com

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's outlook for revenues, net income (loss), and adjusted EBITDA in 2023 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to generate revenue following long implementation periods associated with new customer contracts; client relationships and the Company’s ability to maintain such client relationships; downturns in domestic or global economic conditions and other macroeconomic factors; the Company’s ability to generate sufficient cash flows to fund our ongoing operations and other liquidity needs; the Company’s ability to hire and retain employees with specialized skills that are required for its healthcare business; anticipated trends and challenges in our business and competition in the markets in which the Company operates; the impact of COVID-19 on the Company’s business and operations, opportunities and expectations for the markets in which the Company operates; the Company’s indebtedness and compliance, or failure to comply, with restrictive covenants in the Company’s credit agreement; opportunities and expectations for growth in the various markets in which the Company operates; anticipated trends and challenges in the Company’s business and competition in the markets in which it operates; the adaptability of the Company’s technology platform to new markets and processes; the Company’s ability to invest in and utilize our data and analytics capabilities to expand its capabilities; the Company’s growth strategy of expanding in existing markets and considering strategic alliances or acquisitions; the Company’s ability to meet liquidity and working capital needs; expectations regarding future expenses; expected future financial performance; and the Company’s ability to comply with and adapt to industry regulations and compliance demands.
More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2022 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information
Investor Relations
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,308	$23,384
Restricted cash	81	81
Trade accounts receivable	14,129	15,794
Contract assets	6,850	11,460
Prepaid expenses and other current assets	3,104	3,665
Income tax receivable	516	3,123
Total current assets	41,988	57,507
Property, equipment, and leasehold improvements, net	9,790	10,897
Goodwill	47,372	47,372
Right-of-use assets	646	2,057
Other assets	914	1,000
Total assets	$100,710	$118,833
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $78 and $17, respectively	$1,672	$983
Accrued salaries and benefits	5,643	6,938
Accounts payable	872	1,262
Other current liabilities	2,147	2,252
Contract liabilities	500	438
Estimated liability for appeals and disputes	906	1,106
Lease liabilities	333	1,228
Total current liabilities	12,073	14,207
Notes payable, net of current portion and unamortized debt issuance costs of $423 and $316, respectively	9,077	18,184
Lease liabilities	326	1,076
Other liabilities	903	881
Total liabilities	22,379	34,348
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2023 and December 31, 2022 respectively; issued and outstanding 76,875 and 75,505 shares at September 30, 2023 and December 31, 2022, respectively	8	7
Additional paid-in capital	144,880	142,261
Accumulated deficit	(66,557)	(57,783)
Total stockholders’ equity	78,331	84,485
Total liabilities and stockholders’ equity	$100,710	$118,833

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$29,962	$27,178	$81,176	$79,942
Operating expenses:
Salaries and benefits	22,980	21,759	67,139	63,101
Other operating expenses	7,632	7,733	22,077	23,945
Total operating expenses	30,612	29,492	89,216	87,046
Loss from operations	(650)	(2,314)	(8,040)	(7,104)
Gain on sale of certain recovery contracts	—	—	3	382
Gain on sale of land and buildings	—	1,120	—	1,120
Interest expense	(423)	(277)	(1,188)	(648)
Interest income	86	—	86	—
Loss before provision for income taxes	(987)	(1,471)	(9,139)	(6,250)
Provision for (benefit from) income taxes	(407)	(11)	(365)	52
Net loss	$(580)	$(1,460)	$(8,774)	$(6,302)
Net loss per share
Basic	$(0.01)	$(0.02)	$(0.12)	$(0.09)
Diluted	$(0.01)	$(0.02)	$(0.12)	$(0.09)
Weighted average shares
Basic	76,454	74,021	75,907	72,480
Diluted	76,454	74,021	75,907	72,480

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(8,774)	$(6,302)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of assets and impairment of long-lived assets	258	40
Depreciation and amortization	3,805	3,355
Right-of-use assets amortization	1,411	841
Stock-based compensation	2,815	2,212
Interest expense from debt issuance costs	256	71
Gain on sale of certain recovery contracts	(3)	(382)
Gain on sale of land and buildings	—	(1,120)
Changes in operating assets and liabilities:
Trade accounts receivable	1,665	4,958
Contract assets	4,610	(1,622)
Prepaid expenses and other current assets	561	682
Income tax receivable	2,607	(52)
Other assets	86	(7)
Accrued salaries and benefits	(1,295)	(1,944)
Accounts payable	(390)	(339)
Contract liabilities and other current liabilities	(43)	(1,515)
Estimated liability for appeals, disputes, and refunds	(200)	(42)
Lease liabilities	(1,645)	(997)
Other liabilities	23	(19)
Net cash provided by (used in) operating activities	5,747	(2,182)
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(2,956)	(2,198)
Proceeds from sale of certain recovery contracts	3	382
Proceeds from sales of property, equipment, and leasehold improvements	—	4,934
Net cash (used in) provided by investing activities	(2,953)	3,118
Cash flows from financing activities:
Repayment of notes payable	(8,250)	(375)
Debt issuance costs paid	(424)	(2)
Taxes paid related to net share settlement of stock awards	(196)	—
Proceeds from exercise of warrants	—	5,563
Net cash (used in) provided by financing activities	(8,870)	5,186
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,076)	6,122
Cash, cash equivalents and restricted cash at beginning of period	23,465	19,550
Cash, cash equivalents and restricted cash at end of period	$17,389	$25,672
Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$17,308	$25,591
Restricted cash	81	81
Total cash, cash equivalents and restricted cash at end of period	$17,389	$25,672
Supplemental disclosures of cash flow information:
Cash (received) paid for income taxes	$(2,904)	$267
Cash paid for interest	$1,084	$449

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Adjusted EBITDA:
Net income (loss)	$(580)	$(1,460)	$(8,774)	$(6,302)
Provision for (benefit from) income taxes	(407)	(11)	(365)	52
Interest expense (1)	423	277	1,188	648
Interest income	(86)	—	(86)	—
Stock-based compensation	1,129	931	2,815	2,212
Depreciation and amortization	1,293	1,095	3,805	3,355
Severance expenses (3)	64	10	246	189
Other (4)	5	3	34	(373)
Gain on sale of land and buildings (6)	—	(1,120)	—	(1,120)
Adjusted EBITDA	$1,841	$(275)	$(1,137)	$(1,339)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Adjusted Net Income (Loss):
Net income (loss)	$(580)	$(1,460)	$(8,774)	$(6,302)
Stock-based compensation	1,129	931	2,815	2,212
Amortization of debt issuance costs (2)	134	23	256	71
Severance expenses (3)	64	10	246	189
Other (4)	5	3	34	(373)
Gain on sale of land and buildings (6)	—	$(1,120)	—	(1,120)
Tax adjustments (5)	(366)	(42)	(921)	(269)
Adjusted net income (loss)	$386	$(1,655)	$(6,344)	$(5,592)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Adjusted Net Income (Loss) Per Diluted Share:
Net income (loss)	$(580)	$(1,460)	$(8,774)	$(6,302)
Plus: Adjustment items per reconciliation of adjusted net income (loss)	966	(195)	2,430	710
Adjusted net income (loss)	$386	$(1,655)	$(6,344)	$(5,592)
Adjusted net income (loss) per diluted share	$0.01	$(0.02)	$(0.08)	$(0.08)
Diluted average shares outstanding (7)	76,830	74,021	75,907	72,480

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)
We are providing the following preliminary estimates of our financial results as follows:

	Nine Months Ended	Three Months Ended	Year Ended
	September 30, 2023	December 31, 2023	December 31, 2023	December 31, 2022
	Actual	Estimate	Estimate	Actual
Adjusted EBITDA:
Net income (loss)	$(8,774)	$ 1,577 to 725	$ (6,464) to (8,015)	$(6,537)
Provision for (benefit from) income taxes	(365)	115 to 1,115	(250) to 750	132
Interest expense (1)	1,188	0 to 812	1,000 to 2,000	1,007
Interest income	(86)	0 to (64)	(86) to (150)	—
Stock-based compensation	2,815	0 to 685	2,500 to 3,500	3,036
Depreciation and amortization	3,805	1,445 to 2,695	5,250 to 6,500	4,524
Severance expenses (3)	246	0 to 169	50 to 415	274
Other (4)	34	—	—	(372)
Gain on sale of land and buildings (6)	—	—	—	(1,120)
Adjusted EBITDA	$(1,137)	$ 3,137 to 6,137	$ 2,000 to 5,000	$944

(1)Represents interest expense and amortization of debt issuance costs related to our MUFG Credit Agreement.
(2)Represents amortization of debt issuance costs related to our MUFG Credit Agreement.
(3)Represents severance expenses incurred in connection with a reduction in force for our non-healthcare recovery services.
(4)Represents professional fees related to strategic corporate development activities and gain on sale of certain non-healthcare recovery contracts in prior years.
(5)Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.
(6)Represents gain on the sale of land and two office buildings in September of 2022.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Quarterly and Annual Revenues
(In thousands)
(Unaudited)
We are providing the following historical breakdown of the quarterly and annual revenue contributions under the new contribution breakdowns of our healthcare revenue results for the nine months ended September 30, 2023, and for the years ended December 31, 2022 and 2021:

	Three Months Ended			Nine Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023

Eligibility-based	$12,480	$14,131	$18,165	$44,776
Claims-based	10,412	9,798	10,325	30,535
Healthcare Total	22,892	23,929	28,490	75,311
Recovery	19	14		33
Customer Care / Outsourced Services	2,818	1,542	1,472	5,832
Total	$25,729	$25,485	$29,962	$81,176

	Three Months Ended				Year Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022

Eligibility-based	$14,214	$12,417	$13,142	$13,511	$53,284
Claims-based	9,150	9,339	10,377	12,516	41,382
Healthcare Total	23,364	21,756	23,519	26,027	94,666
Recovery	118	7	41	75	241
Customer Care / Outsourced Services	3,601	3,918	3,618	3,140	14,277
Total	$27,083	$25,681	$27,178	$29,242	$109,184

	Three Months Ended				Year Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021

Eligibility-based	$7,911	$11,577	$12,727	$16,061	$48,276
Claims-based	5,375	7,025	7,280	9,498	29,178
Healthcare Total	13,286	18,602	20,007	25,559	77,454
Recovery	14,491	11,091	5,490	2,333	33,405
Customer Care / Outsourced Services	3,613	3,149	3,085	3,687	13,534
Total	$31,390	$32,842	$28,582	$31,579	$124,393